UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2017, the Compensation and Benefits Committee of the Board of Directors of PerkinElmer, Inc. (the “Company”) adopted forms of award agreements for use under the Company’s 2009 Incentive Plan for the following types of awards:

•	restricted stock intended to constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) subject to time-and performance-based vesting, with full acceleration upon a change in control of the Company (“Single-Trigger Acceleration”);

•	restricted stock intended to constitute qualified performance-based compensation under Section 162(m) subject to time- and performance-based vesting, with full acceleration upon the award recipient’s termination without cause or resignation for good reason within 36 months following a change in control of the Company (“Double-Trigger Acceleration”);

•	restricted stock units intended to constitute qualified performance-based compensation under Section 162(m) subject to performance-based vesting, with Single-Trigger Acceleration; and

•	restricted stock units intended to constitute qualified performance-based compensation under Section 162(m) subject to performance-based vesting, with Double-Trigger Acceleration.

The forms of award agreements are filed as Exhibits 99.1, 99.2, 99.3 and 99.4, respectively, to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: January 27, 2017	By:	/s/ John L. Healy
John L. Healy Vice President and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of 162(m)-compliant Restricted Stock Agreement with single-trigger acceleration for use under the 2009 Incentive Plan.

99.2	Form of 162(m)-compliant Restricted Stock Agreement with double-trigger acceleration for use under the 2009 Incentive Plan.

99.3	Form of 162(m)-compliant Restricted Stock Unit Agreement with single-trigger acceleration for use under the 2009 Incentive Plan.

99.4	Form of 162(m)-compliant Restricted Stock Unit Agreement with double-trigger acceleration for use under the 2009 Incentive Plan.